Exhibit 99.1
FINAL

Contact:	Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5196
eheff@alldata.net

Shelley Whiddon — Media
972.348.4310
swhiddon@alldata.net
ALLIANCE DATA’S LOYALTY BUSINESS SIGNS LONG-
TERM RENEWAL WITH AMEX BANK OF CANADA
Agreement Extends Significant AIR MILES Reward Program Relationship With
American Express in Canada
DALLAS, Texas, Oct. 26, 2005 — Alliance Data Systems Corporation (NYSE:ADS), a leading provider of transaction services, credit services and marketing services, today announced that its Loyalty and Marketing Services, which operates the AIR MILES® Reward Program, has signed a long-term contract renewal with Amex Bank of Canada, a top-five AIR MILES Sponsor, to continue to offer Canadians its American Express AIR MILES Credit Cards.
The AIR MILES Reward Program is Canada’s premier coalition loyalty program. More than 70 percent of Canadian households — representing more than 15.4 million Canadians — actively collect AIR MILES reward miles at more than 100 leading brand-name Sponsors representing over 14,000 retail and service locations across Canada. AIR MILES reward miles can be redeemed for more than 800 different rewards, such as movie passes, family attractions, CDs and DVDs, electronic merchandise, sports and recreation, travel and more.
“This important contract renewal with Amex Bank of Canada clearly illustrates the value and significance of the AIR MILES Reward Program to recognized leading organizations,” said John Scullion, president of Alliance Data’s Loyalty and Marketing Services. “It also highlights our ability to continue to work with long-term clients to assist them in pursuing their own growth strategies in highly competitive sectors.”
“The partnership we have with the AIR MILES Reward Program has been instrumental in growing our Cardmember base in Canada. By leveraging the strong attributes and widespread appeal of the Program we’ve been able to deliver exceptional value to our Cardmembers, resulting in greater levels of loyalty and increased frequency in using the

Card,” said Beth Horowitz, President and CEO of Amex Bank of Canada. “We look forward to our continued relationship as an AIR MILES Sponsor and to growing our business even further.”
About Alliance Data
Alliance Data is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 7,500 associates at 35 locations in the United States and Canada. For more information about the company, visit its web site, www.AllianceDataSystems.com.
About Amex Canada
American Express in Canada operates as Amex Bank of Canada and Amex Canada Inc. Both are wholly owned subsidiaries of the New York based American Express Travel Related Services Company, Inc., the largest operating unit of the American Express Company. Amex Bank of Canada is the issuer of American Express Cards in Canada. Amex Canada Inc. operates the Corporate Travel, Travel Services Network and Travellers Cheque divisions in Canada. American Express opened its first offices in Toronto and Hamilton in 1853 and now employs more than 3,000 Canadians coast-to-coast. For more information, visit www.americanexpress.ca.
Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
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